Exhibit 99.1

                            CONSENT OF STOCKHOLDERS

                                       OF

                              NATIONAL AUTO CREDIT, INC.

      THE UNDERSIGNED, being the holders of a majority of the outstanding stock of National Auto Credit, Inc., a Delaware corporation (the "Corporation"), do hereby adopt the following resolutions pursuant to Section 228 of the Delaware General Corporation Law:

      RESOLVED, that Article IX (Miscellaneous) of the Amended and Restated By-Laws of the Corporaion (the "By-Laws") is hereby amended by deleting the final sentence thereof.

      FURTHER RESOLVED, that Section 1 (Number of Directors) of Article III of the By-Laws is hereby amended by deleting the first sentence thereof, and replacing such sentence with the following:

      The total number of directors constituting the whole board shall be thirteen (13), and no vacancy shall be deemed to exist in the board unless the number of directors in office falls below that number.

      FURTHER RESOLVED, that the following seven (7) persons are hereby elected to fill the new directorships created by the foregoing resolution: Peter T. Zackaroff and David L. Huber (to serve in the class of directors whose terms expire at the 1999

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annual meeting), Philip A. Sauder, Lorraine Dodero and Terry Sweitzer (to serve in the class of directors whose terms expire at the 2000 annual meeting), and Donald Jasensky and William T. Maund (to serve in the class of directors whose terms expire at the 2001 annual meeting).

                                              /s/ Sam J. Frankino
                                              --------------------------------
                                              Sam J. Frankino


                                              Samuel J. and Connie M. Frankino
                                              Charitable Foundation

                                              By: /s/ Sam J. Frankino
                                                 -----------------------------
                                                 Sam J. Frankino
                                                 Trustee


                                              Connie L. Dodero Trust for the
                                              Arts & Sciences

                                              By: /s/ Sam J. Frankino
                                                 -----------------------------
                                                 Sam J. Frankino
                                                 Trustee


                                              The Frankino & Frankino Investment
                                              Company

                                              By: /s/ Sam J. Frankino
                                                 -----------------------------
                                                 Sam J. Frankino
                                                 Managing Partner & Trustee

Date: August 30th 1999
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